Exhibit 4.08
OFFICIAL TRANSCRIPT OF PUBLIC DEED FOR THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT AND PAYMENT NUMBER 80565 (EIGHTY THOUSAND FIVE HUNDRED SIXTY-FIVE) ENTERED INTO BY “VITRO ENVASES NORTEAMERICA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “COMPAÑÍA VIDRIERA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VITRO CORPORATIVO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VIDRIERA TOLUCA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VIDRIERA QUERÉTARO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, AND “VITRO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE AND BETWEEN “NACIONAL FINANCIERA”, SOCIEDAD NACIONAL DE CRÉDITO, DIRECCIÓN FIDUCIARIA and THE SIMPLE LOAN AGREEMENT, ENTERED BY “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CRÉDITO, AND “NACIONAL FINANCIERA” WITH THE APPEARENCE OF “VITRO”, SOCIEDAD ANÓNIMA BURSÁTIL, DE CAPITAL VARIABLE.

NO.	245,867.-

BOOK,	6,462.-

YEAR	2,008.-

(SEAL)
BOOK SIX THOUSAND FOUR HUNDRED SIXTY TWO (ILLEGIBLE) TWO HUNDRED FORTY-FIVE THOUSAND EIGHT HUNDRED SIXTY (ILLEGIBLE), MEXICO FEDERAL DISTRICT, on November third two thousand eight.
GONZALO M. ORTIZ BLANCO, title holder of notary (ILLEGIBLE) ninety-eight of the Federal District, acting as an associate in the register of Notary Office number six, which the title holder is FAUSTO RICO ALVAREZ. After having proven my legal status as Notary I do attest:
A.- THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT AND PAYMENT NUMBER 80565 (EIGHTY THOUSAND FIVE HUNDRED SIXTY-FIVE) entered into by “VITRO ENVASES NORTEAMERICA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “COMPAÑÍA VIDRIERA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VITRO CORPORATIVO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VIDRIERA TOLUCA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VIDRIERA QUERÉTARO”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, and “VITRO”, SOCIEDAD ANÓNIMA BURSÁTIL, DE CAPITAL VARIABLE, which are all represented by Rafael Colomé Carrasco, who hereafter shall be referred to as THE “TRUSTORS”. and by “NACIONAL FINANCIERA”, SOCIEDAD NACIONAL DE CRÉDITO, DIRECCIÓN FIDUCIARIA, hereafter referred to as THE “TRUSTEE”. the “TRUSTEE” shall be represented by its trustee delegate Juan Manuel Altamirano Leon.
B. THE SIMPLE LOAN AGREEMENT entered by “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CRÉDITO, hereafter THE “LOANER”, represented by Jorge Arturo Castro and Victor Manuel de la Cruz de los Santos, and between the second party, “NACIONAL FINANCIERA”, DIRECCIÓN FIDUCIARIA, whose representatives are mentioned above, hereafter referred to as “THE BORROWER”, with the appearance of “VITRO”, SOCIEDAD ANÓNIMA BURSÁTIL, DE CAPITAL VARIABLE, hereafter referred to as “VITRO”, represented by Rafael Colome Carrasco, in accordance with the following statements and clauses:

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STATEMENT.
(i) THE TRUST:
I.- IN REGARD TO THE “TRUSTORS” THROUGH THEIR LEGAL REPRESENTATIVE WHO STATES UNDER OATH:
a). That they are formed in accordance with the Mexican laws, which is authenticated in the certificates attached to the appendix of this public Document below.
b) That they have signed with different national and foreign Credit Institutions, as well as with Petroleos Mexicanos, financial derivative contracts where the underlying good is natural gas or the exchange rate, concerning which certain payment obligations arise at its charge hereafter referred as “MARGIN CALLS”.
c) That it is their will to establish this trust in order to pursue the objectives set forth below, as well as initially affecting the same amount of $1,000.00 U.S.D. (One Thousand Dollars of the Legal Currency of the United States of America).
d) That their Legal Representative Attorney in Fact, whose legal capacity is proven with the certificates that shall be attached below to the appendix of this public document.
e) That it has the necessary legal capacity to execute this agreement.
II. THE “TRUSTEE” AGENT STATES:
a) That its principal is a National Credit Institution, Development Bannking Institutions, which is governed by its organic law as published in the Federal Official Gazette on April twenty-fourth, two thousand four.
b) That its principal has sufficient and necessary authority to execute this Trust Agreement, which is proven by the certificates attached to this public document below.
c) That the “TRUSTORS” were advised of the value and legal consequences of the established in Section XIX, Subsection b) of Article one hundred six of the Financial Institutions Law, which is transcribed as follows:
“Articles 106.- It is prohibited to Financial institutions to:
...XIX. When carrying out the operations to which reference is made in Section XV of Article 46 of this law:
b) Answer the trustors, mandators or auctors, in regard to the non-compliance of the debtors, for the credits granted, or of the issuers, for the securities acquired, unless at fault, as provided in the last part of Article 391 of the General Law of Negotiable Instruments and Credit Operations, or guarantee the collection of profits from the funds which investment is commended.

(SEAL)
If these have not been paid off by the debtors once the trusteeship, mandate or commission established for giving credits has been terminated, the institution must transfer them to the trustor or to the trust beneficiary, as the case may be, or to the mandatory or principal, refraining from making the payment.
In trust agreements, mandates or commissions, the established in this section shall be inserted as well as a declaration from the trustee stating that its content was explained without error to the persons who have received goods or rights for its trustee encumbrance. Having stated the above, the parties involved in this agreement agree to enter into this Trust Agreement, bound to the established below:
(II) LINE OF CREDIT.
A. IN REGARD TO THE BORROWER UNDER OATH:
I. That in this public document as trustee of the trust mentioned in Chapter One hereof, hereafter referred to as “THE PAYMENT TRUST FOR MARGIN CALLS”, which among other things, has as its objective to obtain and subscribe loan agreements up to $100,000,000.00 USD (one hundred million Dollars, legal currency in the United States of America).
II.- That in compliance with the objectives of this trust to which the previous numeral refers, the “LOANER” was requested to execute the Line of Credit for up to $100,000,000.00 (One Hundred Million Dollars, Legal Currency of the United States of America).
III.- That as Trustee Delegate of the Trust contained in the notary instrument to which Section I (Roman numeral one) above, refers to, has sufficient authority to subscribe this agreement.

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B. THE “LOANER”:
I. In Public Deed number two hundred forty-five thousand eight hundred sixty-six, before Gonzalo M. Ortiz Blanco, Notary Public number ninety-eight of the Federal District, acting as an associate in the register of Notary Public number six, is the Trust Beneficiary in first place for the trust mentioned therein, hereafter referred to as “THE TRANSFERENCE OF PROPERTY TRUST”, through which he is the only beneficiary of the resources and the proceeds resulting from the sale of the real estate comprising the estate of said trust.
II. That it is willing to grant the line of credit requested by the “BORROWER”, which shall be subject to the following:
C.- REGARDING TO “VITRO”:
D.- That it appears at the execution of this agreement in order to assume the payment obligations of the commissions incurred from this agreement.
CHAPTER ONE
OF THE IRREVOCABLE ADMINISTRATION TRUST AGREEMENT AND PAYMENT
NUMBER 80565
(EIGHTY THOUSAND FIVE HUNDRED SIXTY-FIVE)
ARTICLES
ONE. FORMATION AND TRUST PROPERTY.- The parties herein agree to form an Administration and Payment Trust. As a consequence of the above, the “TRUSTORS” hereby transfer without reserve nor limitations, in favor of the “TRUSTEE”, the sum of $1,000.00 U.S.D. (One Thousand Dollars of the Legal Currency of the United States of America).
TWO.- PARTIES OF THE TRUST.- The parties of this Trust Agreement are:
“TRUSTORS”: “VITRO”, SOCIEDAD ANÓNIMA BURSÁTIL, DE CAPITAL VARIABLE, “VITRO ENVASES NORTEAMEP.ICA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “COMPAÑÍA VIDRIERA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, “VITRO CORPORATIVO”, SOCIEDAD ANÓNIMO DE CAPITAL VARIABLE, “VIDRIERA TOLUCA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, and “VIDRIERA QUERÉTARO», SOCIEDAD ANÓNIMA DE CAPITAL, VARIABLE.
The “TRUSTEE”: “NACIONAL FINANCIERA”, SOCIEDAD NACIONAL DE CRÉDITO, DIRECCIÓN FIDUCIARIA.
THE “TRUST BENEFICIARY”: The counterparts that receive the payment in their favor of “THE MARGIN CALLS”.

(SEAL)
THREE. PURPOSE OF THE TRUST.- The purposes of this Trust are:
a) That the “TRUSTEE” acquires the property of the cash amount that through this agreement “TRUSTORS” affect in Trust.
b) Sign as borrower, line of credits which in aggregate may not exceed the amount of $100,000,000.00 U.S.D. (One Hundred Million Dollars of the Legal Currency of the United States of America) in terms of the agreement referred to in Chapter Two hereof.
c) That with the resources of the credits and/or financing obtained, pay for “THE MARGIN CALLS” that arise or have risen prior to the date of this instrument, from the related Financial Contracts that are presently due and payable by the “TRUSTORS” under the terms and conditions of the Agreements from which they are derived, after previous instruction that to the effect notifies the “TRUSTORS” in writing.
d) Open and administer accounts in different credit institutions, either national or foreign, in order to achieve the objectives of this trust, particularly for the payment of “THE MARGIN CALLS”.
It is expressly agreed upon that any support or service rendered by any person or group of persons in the sequence of the objectives mentioned hereby, shall not be part of the personnel of either contracting party, therefore these do not incur in responsibilities before said persons.
FOUR.- PAYMENTS FOR “MARGIN CALLS”.- The Contracting Parties expressly agree that when paying for “THE MARGIN CALLS” the “TRUSTOR” must first advise whom he is paying in writing and supply the following information: consignee, sum, date of the payment, as well as the necessary information for making the corresponding bank transfer.
In the event that “THE MARGIN CALLS” were to have been paid by the “TRUSTORS” before the date on which this instrument is to be executed, the “TRUSTEE”, having previously proven said payments, may for this only time, give the “TRUSTORS” the financial resources to which reference is made in Section b), Clause Three above as a refund. The contracting parties must expressly agree that the refund of “THE MARGIN CALLS” mentioned herein, does not give, nor shall it give the “TRUSTORS” any rights as Trust Beneficiaries of this Trust.

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FIVE. OBLIGATIONS OF THE “TRUSTORS”.- The obligations of the “TRUSTORS” are the following:
a) Pay for all expenses, rights, and taxes derived from the formation of this Trust.
b) Pay the “TRUSTEE” in due time and manner for the Trust Fees derived from this Trust.
c) Give the “TRUSTEE” the agreements from which “THE MARGIN CALLS” derive from, along with all related document that allows the determination of the amount for the margin call, the date of payment and beneficiary.
d) Pay for all expenses incurred from the financing which are subscribed by the “TRUSTEE”, including, but not limited to, the payment of commissions.
SIX.- IN REGARD TO INVESTMENTS.- THE TRUSTEE shall invest the liquid assets of the TRUST in Governmental or Bank debt certificates in accordance with the following, in the time and terms advised in writing or electronic means by the “TRUSTORS”. In the same manner, the TRUSTEE shall be in charge of monitoring the same and reinvesting the product of the amortization of the values.
1. Legal Documents issued, guaranteed, and endorsed by the Federal Government o by National Credit Institutions.
2. Investments in Government or bank securities repurchase agreement paper, with qualified counterparts only on a local scale with the qualification of “STANDARD & POOR”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, or their equivalent in “MOODY’S DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, or “FICH MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.
If there are no instructions or if THE TRUSTEE is unable to invest the resources in accordance with the instructions issued, THE TRUSTEE shall invest in broad liquidity Bank or Government Debt Certificates.

(SEAL)
THE TRUSTEE shall not be responsible for the losses suffered by the Certificates in which THE TRUSTEE invests, in regard to its acquisition price or due to fluctuations on the market, unless due to the fault, negligence or dolus (illegible) in accordance with Article three hundred ninety (illegible) General Law of Negotiable Instruments and Credit Operations.
SEVEN.- DEPOSIT OF ADDITIONAL RESOURCES.- The TRUSTORS are advised and accept that in order to deliver the contributions to the Trust property, as well as any deposit of resources to be added to said property, the TRUSTORS, the contributor or depositor must notify the TRUSTEE concerning said contribution or deposit no later than at noon of the same day on which the deposit is made.
In the event that said notification is not made, THE TRUSTEE has no obligation to register and add the corresponding sums to the Trust Property until the date on which the TRUSTEE is notified of the deposit or contribution. It must also be considered that said deposit or contribution shall not bear interest or yield until the day THE TRUSTEE has become aware of the same.
EIGHT.- TRANSACTION BY ELECTRONIC MEANS.- The TRUSTORS now agree on the use of the global electronic network entitled internet, by means of a system entitled Trust Online, for sending instructions to THE TRUSTEE to carry out transactions with the liquid resources that integrate the Trust Property, through the person or persons designated by the TURSTORS. This is in accordance with all applicable legal provisions to which reference is made by THE TRUSTEE, accepting at this time any responsibility for the use of the password that the TRUSTEE provides for accessing said electronic means, in accordance with the following:
a) User identification shall be made by using codes and passwords given by the TRUSTEE, which in accordance with Article fifty-two of the Financial Institutions Law, shall be considered the identification mechanism, being the exclusive responsibility of the person or persons assigned to use said means of identification.

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b) The instructions sent by using the aforementioned electronic means shall have the same legal strength as the instructions that have the written signature of the person or persons empowered to handle the liquid resources that integrate the TRUST Property, and the TRUSTEE shall be responsible for guaranteeing the truthfulness of the information transferred by said means.
c) The creation, transfer, modification, or extinction of rights and obligations pertaining to the transactions and services in question shall be registered in a log that shall preserve each and every piece of the information data received.
The authentication of the users shall be made by using access codes and passwords as well as a second authentication device that uses dynamic information for cash operations.
The confirmation of having made cash operations through the electronic means of THE TRUSTEE, may be made by using the same electronic means by following the operations listed below:
“Consult the movements made as well as checking balances from investment contracts, pending payment fees and turnover rates.
“Instructions for deposit, withdrawal, transfers between contracts, paying fees and pending instructions.
“The financial information consisting of an account statement, general balance, profit and loss statement, and trial balance.
In this act, THE TRUSTEE advises the TRUSTORS that the main risks of using electronic means in accordance with this clause are the following.
“Profile theft by using a malign code and possible electronic fraud.
“Impossibility of carrying out operations.
“Possible theft of sensitive date of the service title holder.
“Portal access which compromises the safety profile of the user.
Recommendations to avoid irregular or illegal operations
Keep the operative system as well as all of its components updated.
“Use an Antivirus software and keep it updated.

(SEAL)
“Install a personal safety device (firewall).
“Install software to detect and block intruders (Anti-Spyware) and keep it updated.
“Configure Safety and Internet Explorer Privacy levels at no less than half.
“Do not click on links in e-mail if it is not possible to verify sender.
“Make sure you are on a safe Web for carrying out electronic banking or commerce operations.
“Do not disclose confidential information to anyone.
“Change user names and passwords frequently.
“Learn to distinguish warning signs.
“Consider installing a toolbar into your internet explorer in order to protect you from fraudulent sites.
“Avoid making financial operations from public or wireless networks.
“Periodically review all accounts that have electronic access.
“Contact THE TRUSTEE in the event of any irregularities.
“Report fraudulent mails.
It is the responsibility of THE TRUSTORS to advise THE TRUSTEE in due time of any changes made to the registry of authorized users in order to use the electronic means of THE TRUSTEE. These changes should include user activation and cancelation, as well as their activity changes in regard to sending instructions under the protection of the TRUST Agreement.
NINE.- AUTHORIZATIONS OF THE TRUSTEE.- THE TRUSTEE shall have all required authority for complying the purposes set forth in this agreement, including, but not limited to, the authority and obligations referred to in Article three hundred ninety-one of the General Law of Negotiable Instruments and Credit Operations and give general or special empowerment for carrying out the purposes of the same, following the instructions of the TRUSTORS.
TEN.- RESPONSIBILITIES OF THE TRUSTEE.- THE TRUSTEE shall not be responsible for third parties’ events or actions, nor for authorities that ceased or encumber compliance with the purpose of this TRUSTE. THE TRUSTEE only has the obligation to advise the TRUSTORS of events of the sort that have arisen, his responsibility ending with said notification.

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THE TRUSTEE shall be released from any responsibility for carrying out actions in compliance with the instructions received by the TRUSTORS. Nevertheless, the TRUSTEE has no obligation to comply with said instructions if they are not expressly established in this instrument, or if they are contrary to the legal nature or the objectives of the TRUSTEESHIP.
THE TRUSTEE is responsible for the actions taken in compliance with the purpose of the TRUST only, with the TRUST Property, and the amount included therein.
In accordance with the established in number 5.2 (five point two) of circular 1/2005 (one slash two thousand five), issued by the Bank of Mexico and published in the Federal Official Gazette on June twenty-third two thousand five; THE TRUSTEE shall take civil responsibility for damages and it may cause a noncompliance of the obligations undertaken in the present TRUSTEESHIP.
TEN.- DEFENDING PROPERTY.- In the event of defending the TRUST Property, the TRUSTEE shall only be obligated to empower the person indicated by the TRUSTORS, so that the person empowered may dedicate himself to said defense. THE TRUSTEE shall have no responsibility concerning the results of the actions taken neither by the empowered, nor for the payment of his expenses and salary, for these shall be covered using the TRUST Property.
In the aforementioned possibility, as well as when in compliance with the objectives of the TRUSTEESHIP, urgent actions must be taken, which if omitted may damage the TRUST property. THE TRUSTEE is empowered to take the necessary measures through third parties to whom sufficient empowerment is granted. This is in the understanding that THE TRUSTEE shall not be held responsible neither for the actions taken nor for the salaries and expenses of said agents or empowered.
ELEVEN.- TRUST FEES.- The “TRUSTEE” has the right to charge the following fees, preferably charging the “TRUSTORS”, and if not, the charge shall be made to the TRUST liquid property.
1) For the investigation, elaboration and acceptance of the present Trust, the sum of $75,000 N.C.(Seventy-five Thousand pesos National Currency), payable for first (illegible) sign this agreement.

(SEAL)
2) For the administration of the TRUST the sum of $225,000.00 (Two hundred Twenty-five thousand pesos National Currency) for the subsequent years payable a half year in advance.
All of the Trust fees shall generate the corresponding Added Value Tax and shall be updated yearly in accordance with the National Index of Consumer Prices published by the Bank of Mexico.
TWELVE. TAXES AND EXPENDITURES. The “TRUSTORS” shall pay all of the expenses of the present agreement. To this end, agreement expenses shall be considered as any expenditures resulting from its formalization, registry or of any other type requested by the law, execution, extinction of obligations generated by the same and the corresponding register cancelation such as payment of rights, fees, taxes or other expenses derived from the agreement.
THIRTEEN. VALIDITY.- The present Trust shall last long enough for the compliance and obtainment of its objectives, extendable as many times as the Law allows. It be terminated ahead of time due to any of the reasons established in Article three hundred ninety-two of the General Law of Negotiable Instruments and Credit Operations, except for the cause established in Section VI or said law, by considering the present TRUSTEESHIP as irrevocable.
FOURTEEN.- IN REGARD TO THE ADDRESSES.- To all of the Legal and contractual effects, the parties of the present Trusteeship establish their addresses as follows:
The “TRUSTORS”: Avenida Roble six hundred sixty, Colony Valle del Campestre, San Pedro Garza García, in the State of Nuevo Leon, Mexico, Zip Code sixty-six thousand two hundred sixty-five.
“TRUSTEE”: Insurgentes Sur number one thousand nine hundred seventy-one, Torre IV, Floor six, Colonia Guadalupe Inn, Zip code number zero one thousand twenty, Mexico Distrito Federal.
TEN.- JURISDICTION AND COMPETENCE.- For everything concerning the interpretation and compliance of the present Trust Agreement, the parties submit to the laws in effect for the Distrito Federal and the jurisdiction of the Courts in the City of Mexico Distrito Federal expressly denouncing the jurisdiction that they may have due to their present or future addresses.

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CHAPTER TWO
LINE OF CREDIT
ARTICLES:
OF THE TOTAL SUM
FIRST.- The “LOANER” grants the “BORROWER”, and this accepts a Line of Credit, hereafter known as “CREDIT”, up to the sum of 100,000,000.00 U.S.D. (One Million Dollars of the Legal Currency of the United States of America). This sum does not include interest, expenditures and commissions of any type that the “BORROWER” must pay the “LOANER”.
IN REGARD TO THE DESTINATION:
TWO.- The “BORROWER” has the obligation to invest the Sum of the “CREDIT” granted into the payment of “THE MARGIN CALLS” as defined in “THE PAYMENT TRUST FOR MARGIN CALLS”.
THE TERM AND MANNER OF USE:
THREE.- The “BORROWER” may use the “CREDIT” up to December thirty-first of the year two thousand nine, through the direct disbursement mechanism, having to advise the “LENDER” of the need to withdraw at least (three) business days in advance. The corresponding request must be delivered containing the information of said withdrawal specifying the information presented and the manner in which the resources shall be delivered.
IN REGARD TO THE REQUIREMENTS FOR USING THE CREDIT
The “BORROWER” may not use the “CREDIT” without having delivered all required documentation for the credit use, as requested to the “LENDER” herein this agreement.
IN REGARD TO THE TERM AND MANNER OF PAYMENT
FOUR.- The “CREDIT” must be paid in six (six) equal and consecutive quarterly payoffs per year. The first payment must be made in the eighteenth month counting date on which the first “CREDIT” was made available.

(SEAL)
Those participating in the present, expressly agree upon the sum, interest and accessories of the “CREDIT”, they shall pay punctually with the resources (illegible)
“THE TRANSFER OF PROPERTY TRUSTEESHIP”, (illegible) deposited in Dollars of the Legal Currency of the United States of America, to account number 10932856 (ONE ZERO NINE THREE TWO EIGHT FIVE SIX) that the “LOANER” has in Citiybank, N.A., located on three hundred ninety-nine Park Avenue, New York, ten thousand forty-three, United States of America. If the payment is on a non-business day or on a holiday, in accordance with bank customs of the place of payment, the payment day shall expire the business day immediately following the non-business day.
IN REGARD TO THE INTEREST:
FIVE.- The Contracting Parties agree that the “CREDIT” provisions shall generate ordinary interest at an annual rate in accordance with the following:
LIBOR AT THREE MONTHS PLUS FIVE (FIVE PERCENTAGE POINTS).
For the above purposes, LIBOR (London Interbank Offered Rate) shall be understood as the rate published for a 3 (three) month period on the “USDRECAP” page of the Reuters system at eleven o’clock London time, or any other that substitutes it that appears a business day before the availability date. In the event that it is reviewed and adjusted, the one appearing two business days before the review and adjustment shall be used. Said rates shall be rounded. If they are published up to hundred thousandths, or more, of a percentage point, they shall be rounded to the ten thousandth of the higher percentage point. For these purposes five hundred thousandths of a percentage point are considered closer to the ten thousandth of the next higher percentage point.
Interest shall be calculated by the number of days that have passed on a 360 (three hundred sixty) day base.
The LIBOR rate shall be reviewable, and as a consequence, adjustable every three months and the interest payable quarter yearly.
If for any reason the LIBOR rate were to disappear, for later dispositions and for unpaid sums, the substitution rate established by the Bank of Mexico plus the percentage points added when the LIBOR rate was in effect shall be used. If the LIBOR were to temporarily disappear, the rule established in this paragraph shall only be applied to the period in which it disappeared.

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LATE PAYMENTS:
SIX.- If any payment obligation derived from this agreement is not covered before its expiration date, beginning on that day, late payment interest shall be generated at the rate resulting from multiplying the ordinary interest rate agreed upon in this agreement by 2 (two) shall be applied to the provisions pertaining to said obligation regarding which the late payment has been incurred.
Said rates shall be reviewed and as a result, adjusted with the frequency in which the ordinary rate is reviewed.
IN REGARD TO THE COMMISSIONS:
SEVEN.- In this legal act, “VITRO” takes on the responsibility to pay for the following commissions of the “LOANER”:
1.- Opening commission, equal to 0.5 (zero point five percent) plus the Value Added Tax applied to the full amount of the “CREDIT”, payable only once on the day this Legal Document is signed.
2. Those generated by their bank services and those that designated by the source of the resources, which shall be paid at the time of origination.
CAUSES OF EARLY TERMINATION
EIGHT.- The term for paying for the CREDIT shall be considered terminated in advance with no need for a notification in any of the following cases:
a) If one or more of the payments are not covered at the agreed time of expiration, whether it is capitol, interest or commission.
b) If the sum of CREDIT or a part of it is used towards something other than that specified in this agreement.
The causes of termination mentioned herein are independent from those established by Law, therefore they shall not counteract what they have established.
IN REGARD TO PAYING FOR EXPENSES:
NINE.- All of the Agreement expenses shall be covered by “VITRO”. For this purpose, Agreement expenses shall be considered as any expenditure derived from the execution of and/or formalization of the agreement, as well as the expenses established in Article three hundred twenty-seven of the General Law of Negotiable Instruments and Credit Operations, or of any other type established by law, execution or termination of the obligations emanating from the same.

(SEAL)
OF THE LAWS AND COURTS
TEN.- For everything concerning the (illegible) execution and compliance of this agreement, the parties bind themselves to the Laws in effect in the courts of the Distrito Federal and the jurisdiction of the Courts of the city of Mexico, Distrito Federal, expressly waiving to the jurisdiction of their present and future address.
OF THE ADDRESSES:
ELEVEN.- The parties register the following as their addresses to receive notifications concerning this Agreement:
“LOANER”: Periferico Sur number four thousand thirty-three, colony Jardines en la Montaña, Zip Code fourteen thousand two hundred ten, Mexico, Distrito Federal.
The “BORROWER” Avenida Insurgentes Sur number one thousand nine hundred seventy-one, tower IV, floor six, colony Guadalupe Inn, Zip Code zero one thousand twenty in Mexico, Distrito Federal. As long as one of the contracting parties does not notify their counterpart of a change in their corresponding address, the summons and other legal proceedings shall be made at the addresses mentioned in the present Article.
OF THE TAXES:
TWELVE.- All of the payments made due to the present Agreement shall be made without any retentions or compensation. When the law establishes the need to apply retentions concerning said payments, then the additional quantities must be paid eliminating in this case, the effects of the retention as if it had not taken place.
The interest rate agreed upon under the terms of Article Five of this Agreement is determined considering that the “LOANER” has the obligation to pay for its external financial sources the Added Value Tax that these organizations with foreign addresses must pay in Mexico for the interest that the “LOANER” pays to them.
Therefore, the “LOANER” charging the liquid property of the Transfer of the Property Trust, shall pay the corresponding amount if there is an increase in the rate of that tax, active on the interest payment date, unless the document where the interest rate is established, or the bases to determine it, said eventuality is added as a variable part of the surcharge.

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I THE NOTARY PUBLIC HEREBY CERTIFY:
I. - That in my opinion those before me have the legal capacity to execute this act, and I verified their identities in accordance with the account I add to the appendix of this Public Document with the letter “A”.
II.- That the representatives of “VITRO ENVACES NORTE AMERICA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “COMPAÑIA VIDRIERA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “VITRO CORPORATIVO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “VIDRIERA TOLUCA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “VIDRIERA QUERETARO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “VITRO”, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE, “NACIONAL FINANCIERA”, SOCIEDAD NACIONAL DE CREDITO, DIRECCION FIDUCIARIA and the “BANCO NACIONAL DE COMERCIO EXTERIOR”, SOCIEDAD NACIONAL DE CREDITO, stated to have the legal capacity for holding this act, and prove the personality they claim, that has not been revoked, or in any way modified, with the certifications I add to the appendix of this Legal Document under letters “B”, “C”, “D”, “E”, “F”, “G”, “H”, “I” and “J”.
III.- That those present declare by their general information to be:
Rafael Colomé Carrasco, Mexican, from Monterrey, of the State of Nuevo Leon, place where he was born on July twenty-sixth of the year nineteen sixty-nine, is married, his address being on Avenida Roble number six hundred sixty, Colony Valle Campestre, Zip. Sixty-six thousand two hundred seventy-five in San Pedro Garza García, in the State of Nuevo Leon, Public Accountant.
Juan Manuel Altamirano Leon, Mexican, from Mexico, Distrito Federal, place where he was born on September sixteenth of the year nineteen fifty-nine, is married, his address being on Insurgentes Sur number one thousand seventy-one, anexo Nivel Jardin, colony of Guadalupe Inn, Bank Officer.
Victor Manuel de la Cruz de los Santos, Mexican, from Monerrey of the State of Nuevo Leon, place where he was born on April thirtieth of the year nineteen seventy-six, married, his address being on Periferico Sur number four thousand three hundred thirty-three, colony of Jardines de la Montaña, Lawyer.

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Jorge Arturo Tovar Castro, Mexican, from Monterrey, of the State of Nuevo Leon, where he was born on August twenty-third of the year nineteen fifty-one, married, his address being the same as the one above, Lawyer.
IV.- I warned those present of the punishment in which they would incur if they were to declare falsely before a Notary Public.
V.- That I have seen the document cited in this Public Document.
VI.- That at the request of those present, I read and explained this public document to the same, once I had warned them of the right they have to read it individually, the present manifesting their conformity, true understanding and signed on November third of the year two thousand eight, with the exception of Rafael Colomé Carrasco, Jorge Arturo Tovar Castro and Victor Manuel de la Cruz de los Santos who signed on December first of the same year, at which moment I authorized it.
I do attest.
Signed by Juan Manuel Altamirano Leon.
Before me - G. Ortiz. - Signature.
Signed by Rafael Colome Carrasco, Jorge Arturo Tovar Castro and Victor Manuel de la Cruz de los Santos.
G. Ortiz Signature.
The seal of authorization.
THE COMPLEMENTARY NOTES SHALL BE PLACED ON SEPARATE SHEETS ADDED TO THE APPENDIX OF THIS LEGAL DOCUMENT.MGO/gca — (SIGNATURE) — (SEAL AUTHORIZING THIS COPY FOR LEGAL PURPOSES)